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                                                                    EXHIBIT 99.1

AmSouth Bank           AmSouth Bank                Phone:  (205) 801-0549
                       1900 5th Avenue North       Fax: (205) 801-0745
                       6th Floor
                       Birmingham, AL  35203

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                               September 24, 2002

VIA HAND DELIVERY

Martin Industries, Inc.
Attention: Mr. John Duncan
Chief Executive Officer
P.O. Box 128
Florence, Alabama 35631

Re: Line of Credit (Account #120435-524769); Loan Agreement dated January 7, 1993, as amended April 5, 1994, February 17, 1995, March 15, 1995,
         March 28, 1996, August 28, 1997, January 1, 2000, December 29, 2000,
         January 31, 2001, March 15, 2001, May 15, 2001, June 15, 2001,
         September 1, 2001, October 15, 2001, October 31, 2001, November 9, 2001, November 19, 2001, November 26, 2001, December 19, 2001, January 14, 2002, April 1, 2002, July 1, 2002, and August 30, 2002
         (collectively "Loan Agreement") by and among Martin Industries, Inc. ("Martin Industries") and AmSouth Bank ("the Bank"). In this letter capitalized terms shall be given the meanings indicated in the Loan Agreement and/or in this letter.

Dear Mr. Duncan:

         I am writing this letter to you concerning the indebtedness ("Indebtedness") referenced above of Martin Industries to the Bank and your recent request that the Loan Agreement be amended to effect the terms and conditions for the continuation of Martin Industries's operations.

         In response to your requests, the Bank hereby amends the Loan Agreement as follows, notwithstanding any prior agreements:

         A. Absent further default, the Bank and Martin Industries hereby agree that the maturity date for the Indebtedness is now fixed at October 14, 2002.

         B. Martin Industries shall be entitled to overadvance the Line of Credit in the amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) (the "Overadvance Amount") in excess of the Borrowing Base until the earlier to occur of (i) October 14, 2002; (ii) further default of this agreement and/or the Loan Agreement; or (iii) Martin Industries again ceases operations or files for bankruptcy protection pursuant to Title 11 of the United States Code.

         C. The earned Maturity Fee of $100,000.00 due to be paid to the Bank by Martin Industries on November 4, 2002 is now due on October 14, 2002.

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         D.       The interest payment due by Martin Industries to the Bank on
September 15, 2002 is hereby deferred to the Maturity Date.

         E. Martin Industries is to hire, at Martin Industries's expense, Ken Philip, a representative of Philip + Company, Inc. ("P + C"), to act as Chief Operating Officer ("COO") on the following terms:

                  (i) COO shall be an officer of Martin Industries, elected by the Board of Directors of Martin Industries, and shall serve in accordance with the By-Laws of the corporation. COO shall be responsible for, and shall have sole authority with respect to, the management and supervision of the ongoing manufacturing and sales operations of Martin Industries within the operating budget prepared on behalf of the Bank by P + C and submitted to the Bank by P + C, a copy of which is made a part hereof and attached hereto as Exhibit A (the "Operating Budget"). The authority of COO shall include, without limitation, staffing (but shall not include the authority to terminate the Chief Executive Officer or Chief Financial Officer), procurement, manufacturing and sales;

                  (ii) COO shall be authorized to contact potential purchasers for the business of Martin Industries and to investigate with such potential purchasers the possibility of a sale of Martin Industries (including possible structures for such a transaction); provided, however, that (a) any and all such contacts and investigations made by COO shall be reported to the Chief Executive Officer or other designee of the Board of Directors on a daily basis (which notice may be given verbally, by fax or by e-mail), and (b) any and all offers for purchase of Martin Industries shall be subject to approval by the Board of Directors of Martin Industries;

                  (iii) COO shall submit Status Reports (the "Status Reports") regarding Martin Industries to the Chief Executive Officer of Martin Industries. These Status Reports are due to be delivered every third weekday after COO's employment begins. However, COO's failure to provide a Status Report shall not be a breach of this agreement and/or the Loan Agreement, nor shall COO's failure to provide a Status Report absolve Martin Industries of any of its obligations under this agreement and/or the Loan Agreement;

                  (iv) COO shall have the sole authority to access funds on behalf of Martin Industries under the Line of Credit in accordance and consistent with the Operating Budget. COO or his designee shall be the sole signatory on Martin Industries bank accounts;

                  (v) Martin Industries agrees that the current Chief Financial Officer, Jim Truitt, will not perform any duties, will not receive a salary, and will not be present at any of Martin Industries's locations while COO is employed. Moreover, Martin Industries agrees that its current Chief Executive Officer, John Duncan, will not receive a salary;

                  (vi) Martin Industries may not terminate COO's employment absent fraud, malfeasance, misfeasance, or gross negligence;

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                  (vii)    If COO is terminated, Bank's obligation to fund
Martin Industries under the Loan Agreement is likewise terminated, and the Indebtedness is then immediately due and payable in full;

                  (viii) COO's employment terminates automatically upon the earlier of (i) October 14, 2002; (ii) the discontinuation of funding by the Bank under the Line of Credit; or (iii) a further default by Martin Industries; and

                  (ix) Notwithstanding the foregoing, COO's employment may be extended by mutual agreement.

         F. Martin Industries is obligated to stay within the Operating Budget submitted to the Bank.

         G. Martin Industries shall be entitled to access and receive funds under the Line of Credit (and without the request or signature of COO) to pay past-due wages to the hourly employees of Martin Industries and related payroll taxes as follows:

                  (i) $107,063.36 upon the Board of Directors of Martin Industries authorizing the execution and delivery of this letter agreement and the execution and delivery of this letter agreement by Martin Industries; and

                  (ii) an additional $51,598.51 on October 7, 2002, if absent further default by Martin Industries.

         Martin Industries hereby represents to the Bank that the above-stated amounts are the total amount of wages due to its hourly employees and related payroll taxes for work performed by hourly employees through September 14, 2002.

         H. Except for fraud, malfeasance, misfeasance or gross negligence, the Bank hereby releases, satisfies, cancels, waives, acquits, and forever discharges the directors, officers, employees, agents, attorneys, successors and assigns of Martin Industries of and from any and all claims, demands, actions, or causes of action of any kind or character, arising at any time in the past, up to and including the date of this letter agreement, which relate or pertain in any way to the overdrawing of the Line of Credit by Martin Industries in an amount equal to approximately $750,000 prior to entering into this letter agreement.

         To evidence the acceptance of the foregoing amendments and agreements on the terms and conditions set forth herein, please sign and return to me the enclosed copy of this letter agreement. By so signing the enclosed copy of this letter agreement, Martin Industries acknowledges and agrees to the following terms and conditions of such amendments and agreements:

1. This letter agreement shall not be deemed to be an accord and satisfaction of the Indebtedness or any other obligation owed to the Bank.

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2.       All collateral that now secures all or any of the Indebtedness shall continue to secure same. Nothing in this letter agreement diminishes any security interest or lien that the Bank has in any assets securing the Indebtedness. All of the collateral, rights, security, and guarantees that the Bank now has to secure any of the Indebtedness due from Martin Industries shall remain in full force and effect and are hereby ratified and confirmed.

3. The Bank reserves all of its rights and remedies under the Loan Agreement, the Security Documents, any other Loan Documents, and/or applicable law, in respect of any Event(s) of Default. The current non-exercise by the Bank of any rights and remedies which it may have shall not constitute a release or waiver of any of its rights and/or remedies or a release or waiver of any Event(s) of Default under the Loan Agreement, the Security Documents, or any other Loan Documents, except for the Waiver provided in this letter agreement. The Bank specifically reserves the right to invoke any and all rights and remedies at any time in its sole discretion.

4. Martin Industries hereby releases, satisfies, cancels, waives, acquits, and forever discharges the Bank, its directors, officers, employees, agents, attorneys, successors and assigns, of and from any and all claims, demands, actions, or causes of action of any kind or character, arising at any time in the past, up to and including the date of this letter agreement, which relate or pertain in any way to the Indebtedness and/or collection of them.

5. The Indebtedness is owed by Martin Industries to the Bank for the amount (exclusive of outstanding letters of credit, interest, ACH exposures, Bank fees, and Bank's attorneys fees) herein stated and there are no defenses, setoffs, or counterclaims with respect thereto:

                                                              Payoff as of
         General Description        Obligation No.         September 20, 2002
         --------------------       --------------         -----------------
         Line of Credit               #524769                $6,400,395.76

6. Martin Industries agrees to pay the Indebtedness strictly and promptly in accordance with the terms of the applicable promissory notes or other debt instruments, as specifically modified by the Loan Agreement and this letter agreement.

7. Martin Industries agrees to pay to the Bank's counsel, Burr & Forman LLP, on or before October 14, 2002, all of its attorney's fees incurred in connection with this amendment and/or the collection of the Indebtedness.


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                                                     Very truly yours,

                                                     /s/ Darlene Chandler


                                                     Darlene Chandler
                                                     Vice President

cc:      Denson N. Franklin III, Esq.
         Robert B. Rubin, Esq.

ACCEPTED AND AGREED TO BY:

         MARTIN INDUSTRIES, INC.

By: /s/ John L. Duncan
     John L. Duncan
     Chief Executive Officer